                                                              EXHIBIT (h)(8)(ii)

                SECOND AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         SECOND AMENDMENT, dated as of March 28, 2002 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), ING INVESTMENTS, LLC ("ING") (successor to ING Pilgrim Investments, LLC), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and ING EQUITY TRUST (the "Fund") (formerly known as Pilgrim Equity Trust).

                                   WITNESSETH:

         WHEREAS, ING, Aeltus and the Fund have requested, and, upon this Amendment becoming effective, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

         2. General Amendments. The Agreement and all Exhibits thereto are hereby amended by deleting all references to the word "Pilgrim" and inserting in lieu thereof the word "ING" and deleting all references to "PPF" and inserting in lieu thereof "IPPF."

         3. Amendment to Second WHEREAS Clause. The second WHEREAS Clause of the Agreement is hereby amended by deleting the reference to $750,000,000 and inserting $2,000,000,000 in lieu thereof.

         4. Amendments to Section 1.1. Section 1.1 of the Agreement is hereby amended by (a) deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following new definitions:

                  `"Fixed Income Portfolio' shall mean, with respect to any IPPF, all investments of such IPPF which are Fixed Income Securities.

                  `Fixed Income Security' shall mean any investment of an IPPF which is an Eligible IPPF Investment defined in Section 3.1(b)(ii),
         (iii) or (iv), other than a U.S. Treasury Zero or a U.S. Agency Zero with a remaining maturity of 180 days or less.

                  'Guarantee per Share' shall mean, with respect to any Class of Shares of any IPPF on any Valuation Date, (i) on the Inception Date with respect to such IPPF, the NAV for such Class of Shares at the close of business on the immediately preceding Business Day, and (ii) thereafter on any Valuation Date, the Guarantee per Share for such Class of Shares on the immediately preceding Valuation Date divided by the sum of one plus the quotient of (i) the amount of any Distribution Per Share with respect to such Class of Shares and such IPPF, effective since the immediately preceding Valuation Date, divided by (ii) the NAV for such Class of Shares at the close of business on the day on which such Distribution Per Share was effective.

                  `Inception Date' shall mean, (i) with respect to any IPPF without a Quiet Period, the Business Day immediately following the last day of the Offering Period with respect to such IPPF and (ii) with respect to any IPPF with a Quiet Period, the Business Day immediately following the last day of the Quiet Period with respect to such PPF.

                  `U.S. Agency Zeroes' shall mean non-callable non-interest bearing obligations of (a) any of the following agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Resolution Funding Corporation, Financing Corporation and Tennessee Valley Authority or (b) a Government Trust Certificate, which represents an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act, 1988) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided, however, that, in the case of clause (a) or (b), any such obligations that are rated less than AAA by S&P or less than Aaa by Moody's shall not be U.S. Agency Zeroes."

(b) adding the following new defined term thereto in alphabetical order:

                  `"Quiet Period' shall mean, with respect to an IPPF, the period, if any, described in the Final Prospectus with respect to each Class of Shares of such IPPF that immediately follows the Offering Period with respect to such IPPF during which the assets of such IPPF continue to be invested exclusively in short-term investments." ; and

(c) inserting the phrase ", without duplication," before the colon in clause (a) of the definition of "Total Net Assets."

         5. Amendment to Section 2.6. Section 2.6(a)(i) of the Agreement is hereby amended by inserting the phrase "in the event the Fund does not pay them as contemplated by Section 7.5" after the word "counsel" within the parenthetical thereof.

         6. Amendment to Section 3.1. Section 3.1(b)(i) of the Agreement is hereby amended by deleting clause (1) thereof in its entirety and inserting in lieu thereof the following new clause (1):

         "(1) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, U.S. Agency Notes and U.S. Agency Zeroes;".

         7. Amendment to Section 3.2. Section 3.2 of the Agreement is hereby amended by (a) adding the following proviso to Section 3.2(c) thereof:

         "; provided, however that during the 180 day period prior to the Maturity Date of such IPPF the aggregate Market Value of all Cash Equivalents held by such IPPF on any Valuation Date may exceed 4% of the Total Net Assets with respect to such IPPF on such Valuation Date provided that no more than 4% of the Total Net Assets with respect to such IPPF consist of Cash Equivalents described in clauses (2), (3) or
         (4) of Section 3.1(b)(i)."and

(b) inserting the parenthetical phrase "(other than Cash Equivalents)" after the words "all U.S. Treasury Zeroes or U.S. Agency Zeroes" in Section 3.2(1) thereof.

         8. Amendment to Section 3.5. Section 3.5(a) of the Agreement is hereby amended by inserting the phrase ", without duplication," before the colon in clause (1) thereof.

         9. Amendment to Section 4.2. Section 4.2(b) of the Agreement is hereby amended by inserting the parenthetical phrase "(other than Cash Equivalents)" at the end of clause (v) thereof.

         10. Amendment to Section 7.5. Section 7.5 of the Agreement is hereby amended by (a) deleting the reference to "Pilgrim" in the first sentence and inserting "The Fund" in lieu thereof, and (b) deleting the reference to "Pilgrim" in the last sentence and inserting "the Fund" in lieu thereof.

         11. Amendment to Annex A. Annex A to the Agreement is hereby amended by inserting the word "approximate" before "index weight" in the last sentence of the paragraph under the heading "Screening and Weighting" thereof.

         12. Amendment to Exhibit A. Exhibit A to the Agreement is hereby amended by deleting said Exhibit in its entirety and substituting in lieu thereof new Exhibit A in the form of Annex 1 to this Amendment.

         13. Amendments to Exhibits H-1 and H-2. Exhibits H-l and H-2 to the Agreement are hereby amended by deleting said Exhibits in their respective entireties and substituting in lieu thereof new Exhibits H-1 and H-2 in the forms of Annexes 2 and 3, respectively, to this Amendment.

         14. Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, ING, Aeltus and the Fund shall have executed and delivered this Amendment.

         15. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

         16. Governing Law. This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         17. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           MBIA INSURANCE CORPORATION

                                               /s/ Lisa A. Wilson
                                              ---------------------------------
                                           By: Lisa A. Wilson
                                           Title: Assistant Secretary

                                           ING INVESTMENTS, LLC

                                               /s/ MICHAEL J. ROLAND
                                              ----------------------------------
                                           By: MICHAEL J. ROLAND
                                           Title: EXECUTIVE VICE PRESIDENT

                                           AELTUS INVESTMENT MANAGEMENT, INC.

                                               /s/ MARY ANN FERNANDEZ
                                              ----------------------------------
                                           By: MARY ANN FERNANDEZ
                                           Title: SENIOR VICE PRESIDENT

                                           ING EQUITY TRUST

                                               /s/ MICHAEL J. ROLAND
                                              ----------------------------------
                                           By: MICHAEL J. ROLAND
                                           Title: EXECUTIVE VICE PRESIDENT

                                                                         ANNEX 1

                                 FORM OF POLICY
                                INSURANCE POLICY

                           MBIA Insurance Corporation
                             Armonk, New York 10504

                           Policy No. ____-____-____

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to the ING Equity Trust (the "Fund"), on behalf of the shareholders (the "IPPF Shareholders") of the units of beneficial interest in the Fund designated the ING Principal Protection Fund [________] (the "IPPF'), the payment by the Fund of the Deficit (as defined below) on____________________,__________(the "Maturity Date") in an amount up to $________________________(the "Initial Aggregate Guarantee Amount"), for which a Demand for Payment in the form attached hereto as Attachment 1 and made a part of this Policy (the "Demand for Payment") has been presented to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") in accordance with the terms of this Policy. As used herein, the term "Deficit" refers to the sum of the product with respect to each Class of Shares (as defined below) of (a) the number of shares of such Class of Shares on the Maturity Date times (b) amount, if any, by which the Guarantee Per Share (as defined below) with respect to such Class of Shares on the Maturity Date exceeds (ii) the NAV (as defined below) for such Class of Shares on the Maturity Date. Payments under this Policy shall be made only at the time set forth in this Policy, and no accelerated payments shall be made.

         1. One (1) Business Day (as defined below) after receipt by the Fiscal Agent of a Demand for Payment, duly executed by the Fund, the Insurer will make a deposit of funds immediately available in an account with the Fiscal Agent, in New York, New York, or its successor, sufficient for the payment to the Fund of the Deficit.

         2. Demand for Payment hereunder may be made by telecopy, telex or telegram of the executed Demand for Payment in care of the Fiscal Agent. If a Demand for Payment made hereunder does not, in any instance, conform to the terms and conditions of this Policy, the Insurer shall give notice to the Fund, as promptly as reasonably practicable, that such Demand for Payment was not effected in accordance with the terms and conditions of this Policy and briefly state the reason(s) therefor. Upon being notified that such Demand for Payment was not effected in accordance with this Policy, the Fund may attempt to correct any such nonconforming Demand for Payment if, and to the extent that, the Fund is entitled and able to do so.

         3. The amount payable by the Insurer under this Policy shall be limited to the Initial Aggregate Guarantee Amount.

         4. Any service of process on the Insurer or notice to the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504, and such service of process shall be valid and binding.

         5. The term of this Policy shall expire upon the earliest to occur of (a) the second Business Day immediately succeeding the Maturity Date,
(b) the payment by the Insurer of the Deficit and (c) the date on which the Aggregate Guarantee Amount (as defined herein) equals zero (the "Expiration Date").

         6. This Policy shall be governed by and interpreted under the laws of the State of New York. Any suit hereunder in connection with any payment may be brought only by the Fund within three years after (i) a Demand for Payment, with respect to such payment, is made pursuant to the terms of this Policy and the Insurer has failed to make such payment or (ii) payment would otherwise have been due hereunder but for the failure on the part of the Fund to deliver to the Insurer a Demand for Payment pursuant to the terms of this Policy.

         7. This Policy, including Attachments 1 and 2 hereto, sets forth in full the terms of the obligations of the Insurer. Reference in this Policy to other documents or instruments is for identification purposes, and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

         8.       This Policy is noncancelable.

         9.       This Policy is neither transferable nor assignable.

         10. This Policy shall be returned to the Insurer by the Fund on the Expiration Date together with a notice substantially in the form of Attachment 2 hereto.

         11. The terms defined in this paragraph shall have the meanings provided herein for all purposes of this Policy:

                  "Aeltus" means Aeltus Investment Management, Inc. a Connecticut corporation.

                  "Aggregate Guarantee Amount" means, on any date of determination, the aggregate Guarantee Amounts with respect to all IPPF Shareholders on such date.

                  "Business Day" means any day other than a day on which banks located in the City of New York, New York are authorized by law to close or on which the New York Stock Exchange is closed for business.

                  "Class of Shares" means each class of shares of capital stock designated in the Articles Supplementary creating the IPPF.

                  "Covered Expenses" means, for any Class of Shares, the annual fund operating expenses covered by the expense limitation with respect to such IPPF set forth in the Expense Limitation Agreement and enumerated in the Final Prospectus relating to such Class of Shares as of the last day of the Offering Period.

                  "Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or a transaction related brokerage expense, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the IPPF Shareholders of such Class of Shares and any payment of income taxes or excise taxes allocated to such Class of Shares divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment.

                  "Expense Limitation Agreement" means the Expense Limitation Agreement between the Fund on behalf of the IPPF and the Investment Adviser and the Sub-Adviser with respect to the IPPF.

                  "Final Prospectus" means for any Class of Shares the prospectus pursuant to which the shares of such Class of Shares were offered for sale, including the Statement of Additional Information with respect to such Class of Shares filed with the U.S. Securities and Exchange Commission pursuant to Rule 497 under the Securities Act of 1933, as amended.

                  "Guarantee Amount" means, with respect to any IPPF Shareholder of any Class of Shares, on any date of determination, an amount equal to the product of (i) the Guarantee per Share for such Class of Shares held by such IPPF Shareholder on such date and (ii) the total number of such shares held by such IPPF Shareholder.

                  "Guarantee per Share" means, with respect to any Class of Shares (i) on the Inception Date, the NAV for such Class of Shares at the close of business on the immediately preceding Business Day and
         (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

                  "Inception Date" means__________________, 2002.

                  "ING" means ING Investments, LLC, an Arizona limited liability company.

                  "Investment Adviser" means ING or any successor thereto appointed by the Board of Trustees of the Fund as adviser to the IPPF.

                  "NAV" means, with respect to any Class of Shares of an IPPF,
         (a) on the commencement date of such IPPF, the net asset value per share of such Class of Shares established by the Fund for such date and
         (b) on any date of determination thereafter the quotient of (i) the excess of (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such

         Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of Shares at such time. The assets, income, gain, loss and liabilities (other than those liabilities relating specifically to a Class of Shares) of each IPPF shall be allocated to each Class of Shares of such IPPF on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

                  "Offering Period" means the period during which the shares of the IPPF were offered for sale to investors described in the Final Prospectus with respect to each Class of Shares.

                  "Sub-Adviser" means Aeltus or any successor thereto appointed by the Board of Trustees of the Fund as sub-adviser to the IPPF.

                  THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK STATE INSURANCE LAW.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed in facsimile on its behalf by its duly authorized officers this____________day of_____________, 2002.

                                           MBIA INSURANCE CORPORATION

                                           By _________________________________
                                           President

                                           By _________________________________
                                           Assistant Secretary

                               DEMAND FOR PAYMENT

State Street Bank and Trust Company, N.A.
  as Fiscal Agent for MBIA Insurance
  Corporation
15th Floor
61 Broadway
New York, New York 10006
Attention: [Municipal Registrar and
                      Paying Agency]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
      Attention: President

         Reference is made to the Insurance Policy No. ___ - ____ -___ (the "Policy") issued by MBIA Insurance Corporation (the "Insurer"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Policy unless the context otherwise requires.

         ING Equity Trust (the "Fund") hereby certifies that: [Choose one of the following]

                  (a) The Fund, on behalf of the shareholders (the "IPPF Shareholders") of the units of beneficial interest in the Fund designated the ING Principal Protection Fund [_____](the "IPPF"), is the beneficiary under the Policy.

                  The Fund, on behalf of the IPPF Shareholders, demands payment of $__________ , the amount by which (i) the Aggregate Guarantee Amount exceeds
(ii) the Total Net Assets as of the Maturity Date, and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds one (1) Business Day after receipt by the Fiscal Agent of this Demand for Payment in accordance with the terms of the Policy: ___________________.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application for Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation

                                           ING EQUITY TRUST

                                           By:________________________________
                                              Name:
                                              Title:

                                 EXPIRATION DATE

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: President

         Reference is made to the Insurance Policy No._______-______-____(the "Policy") issued by MBIA Insurance Corporation (the "Insurer"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Policy unless the context otherwise requires.

         [The undersigned hereby certifies and confirms that on the Maturity Date the Aggregate Guarantee Amount was equal to or less than the Total Net Assets as of the Maturity Date.] [The Insurer has paid $_______________, the Deficit, under the Policy.] [The undersigned hereby certifies and confirms that the Aggregate Guarantee Amount equals zero.]

         The original of the Policy is enclosed herewith.

                                           ING EQUITY TRUST

                                           By:_______________________________
                                              Name:
                                              Title:

                                                                         ANNEX 2

                         FORM OF PRELIMINARY APPLICATION

[NOTE: The Preliminary Application must be delivered to MBIA at least two but not more than five Business Days before the Inception Date.]

                                                     [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, and further amended by the Second Amendment dated as of March_______, 2002, among MBIA Insurance Corporation (the "Insurer"), ING Investments, LLC ("ING") (successor to ING Pilgrim Investments, LLC), Aeltus Investment Management, Inc. ("Aeltus") and ING Equity Trust (the "Fund") (formerly known as Pilgrim Equity Trust) (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined),. This notice constitutes a preliminary application for a financial guaranty (the "Policy") with respect to ING Principal Protection Fund [_] (the "IPPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                  (A)      Name of IPPF:_____________________________________

                  (B)      Aggregate amount to be invested in the IPPF(2):

__________________

(1) Date on or before December 27, 2002 (i.e., two Business Days prior to the date on which the Insurer's obligation to issue Policies pursuant to the Financial Guaranty Agreement terminates, as per Section 2.1 of such Agreement).

(2) Aggregate Guarantee Amount with respect to the IPPF on the Inception Date will equal the amount entered for line (B) plus (minus) earnings on such amount during period from the date hereof to and including the Inception Date, but amount entered on line (B) may not be less than $10,000,000.

                  (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing IPPF(3):____________________

                  (D)      Inception Date with respect to the
                           IPPF:________________

                  (E)      Maturity Date with respect to the
                           IPPF(4):________________

                  The Fund hereby certifies that:

                  (i) Attached hereto are true complete and correct copies of each of the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF duly executed by the parties thereto;

                  (ii) Attached hereto is a true complete and correct copy of the Establishment and Designation of Series and Classes (the "Establishment and Designation") with respect to the IPPF, certified by the Secretary of State of the Commonwealth of Massachusetts;

                  (iii) Attached hereto is a true complete and correct copy of the Final Prospectus with respect to each Class of Shares of the IPPF;

                  (iv) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Trustees of the Fund authorizing the creation of the IPPF and the filing of the Establishment and Designation with respect to the IPPF and the execution, delivery and performance of the Investment Management Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of the Fund;

                  (v) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of ING authorizing the execution, delivery and performance of the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of ING;

__________________

(3)      Sum of amounts in clauses (B) and (C) may not exceed $2,000,000,000.

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.

                  (vi) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of Aeltus authorizing the execution of the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of Aeltus;

                  (vii) Attached hereto is a certificate of the Secretary or Assistant Secretary of ING as to the incumbency and signature of the officers or other employees of ING authorized to sign the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, on behalf of ING, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (viii) Attached hereto is a certificate of the Secretary or Assistant Secretary of Aeltus as to the incumbency and signature of the officers or other employees of Aeltus authorized to sign the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, on behalf of Aeltus, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (ix) Attached hereto is a certificate of the Secretary or Assistant Secretary of the Fund as to the incumbency and signature of the officers or other employees of the Fund authorized to sign the Investment Management Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF on behalf of the Fund, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                           Very truly yours,

                                           ING EQUITY TRUST

                                           By:________________________________
                                              Name:
                                              Title:

                                                                         ANNEX 3

                            FORM OF FINAL APPLICATION

                                               [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

                  Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, and further amended by the Second Amendment dated as of March______________, 2002, among MBIA Insurance Corporation (the "Insurer"), ING Investments, LLC ("ING") (successor to ING Pilgrim Investments, LLC), Aeltus Investment Management, Inc. ("Aeltus") and ING Equity Trust (the "Fund") (formerly known Pilgrim Equity Trust) (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined). This notice constitutes the final application for a financial guaranty (the "Policy") with respect to ING Principal Protection Fund [_] (the "IPPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                  (A)      Name of IPPF:____________________________

                  (B) Aggregate Guarantee Amount with respect to IPPF on Inception Date(2):

                  (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing IPPF(3):________________

                  (D)      Inception Date with respect to the IPPF: _________

                  (E)      Maturity Date with respect to the IPPF(4):__________

_______________

(1)      Date on or before December 31, 2002.

(2)      Must be for an exact sum which is not less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $2,000,000,000.

                  The Fund hereby certifies that:

                  1. Each of the representations and warranties made by the Fund in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the date hereof;

                  2. No Default or Event of Default shall have occurred and be continuing on the date hereof;

                  3. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and

                  4. Each of the conditions specified in Section 2.3(b) of the Financial Guaranty Agreement with respect to the Policy has been satisfied.

                                           Very truly yours,

                                           ING EQUITY TRUST

                                           By: _____________________________
                                               Name:
                                               Title:

________________

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.